UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 11, 2020, SeaWorld Entertainment, Inc. (the “Company”) announced that it had entered into a settlement agreement with respect to a previously disclosed class action lawsuit commenced in 2014, captioned Baker v. SeaWorld Entertainment, Inc., et al., Case No. 14-CV-02129-MMA (AGS) (“Baker”).

The proposed settlement, which is subject to certain conditions, including court approval, requires the Company to pay $65.0 million for claims alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as well as the costs of administration and legal fees and expenses.   The proposed settlement does not include or constitute an admission, concession, or finding of any fault, liability, or wrongdoing by the Company or any defendant.  There can be no assurance that the proposed settlement agreement will be approved by the court.

In addition, on February 11, 2020, the Company announced it had entered into a binding agreement for the settlement of a previously disclosed putative derivative lawsuit commenced in 2014, captioned Kistenmacher v. Atchison, et al., Civil Action No. 10437 (“Kistenmacher”), filed in the Court of Chancery of the State of Delaware.  Pursuant to the agreement, the Company will receive $12.5 million of insurance proceeds from the Company’s insurers which can be used for general corporate purposes and will adopt certain corporate governance modifications. The final settlement of the matter remains subject to a formal agreement and court approval.  There can be no assurance that the final settlement agreement will be executed or that such agreement will be approved by the court.

In summary, the above two settlements (which are in no way contingent on each other) will require the Company to make a payment of $65.0 million which the Company intends to fund as follows: (i) approximately $33.0 million in insurance proceeds for the Baker case, (ii) $12.5 million of insurance proceeds related to the Kistenmacher case and (iii) approximately $19.5 million from the Company’s cash.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements, which are identified by words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, including approval by the applicable court, formal documentation, payment by the insurance companies, satisfaction of the terms and conditions in the settlement agreements by each of the parties and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission (“SEC”). The Company’s filings with the SEC are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: February 11, 2020	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary